HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 10Q of our review report dated May 11th 2026, of Globaltek Ventures Inc.(formerly known as Ameritek Ventures, Inc.) relating to the review of the consolidated financial statements for the interim period ended March 31st 2026, and the reference to our firm under the caption "Experts" in the Form10Q.

Bansal & Co LLP

Bansal & Co LLP
New Delhi
PCAOB ID 280
May 11th ,2026

BANSAL & CO. LLP ★ New Delhi ★ Chartered Accountants